SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 28, 2019

U.S. LITHIUM CORP.

(Exact name of registrant as specified in its charter)

Nevada	333-144944	98-0514250
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification Number)

12340 Seal Beach Blvd. Suite B-190 Seal Beach, CA 90740
(Address of principal executive offices)
(702) 866-2500
(Registrant’s Telephone Number)

(Former name or former address, if changed since last report)

    Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

          .    Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

          .    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

          .    Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

          .    Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On January 30, 2020 U. S. Lithium Corp. (the “Company”) concluded an agreement (the “Agreement”) with International Healthcare Network (IHN), a Pennsylvania company, by which IHN will purchase at wholesale prices certain of the Company’s health related CBD products including tinctures, gummies, and a topical salve, and resell these products to their customers. The agreement is non-exclusive and the Company will continue to work with other resellers of its products.

The foregoing summary of the agreement between IHN and the Company is qualified by reference to the full text of the agreement, which is filed as Exhibit 1.01 hereto and incorporated herein by reference. For additional information, reference is made to the press release issued on January 30, 2020 which is attached as Exhibit hereto and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit Number	Exhibit Description

1.01	Business Development and Marketing Agreement with International Healthcare Network
99.1	Press Release dated January 30, 2020

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: February 4, 2020	U.S. Lithium Corp.

By: /s/ Gregory Rotelli
Gregory Rotelli
President & CEO
Other Events.